UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

May 9, 2006

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92133

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 8, 2006, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing Alain R. Riedo has been promoted to Senior Vice President and appointed a corporate officer. A copy of the press release is attached to this report as Exhibit 99.1.

Mr. Riedo is 48 years of age. Since 1988, Mr. Riedo has served in a general management capacity for Maxwell Technologies SA, formerly Montena Components SA, a subsidiary of the Company located in Rossens, Switzerland. Currently, Mr. Riedo is serving as General Manager of Maxwell Technologies SA.

On December 22, 2001, Montena Components SA entered into an Employment Agreement with Mr. Riedo (the “Employment Agreement”). The translated version of the Employment Agreement is attached hereto as Exhibit 10.1. Under the terms of the Employment Agreement, Mr. Riedo is paid a fixed gross annual salary of CHF 250,000 and a maximum bonus of CHF 100,000. In addition, Mr. Riedo is entitled to a monthly lump sum of CHF 1,000 for expenses. Under the terms of the Employment Agreement, should the Company terminate Mr. Riedo for any reason, he shall be entitled to one year of gross salary.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement attached hereto as Exhibit 10.1. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
Exhibit 10.1	Employment Agreement dated December 22, 2001.

Exhibit 99.1	Press release issued by Maxwell Technologies, Inc. on May 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Richard Balanson
Richard Balanson
Chief Executive Officer

Date: May 9, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 22, 2001.

99.1	Press Release issued by Maxwell Technologies, Inc. on May 8, 2006